[State Street Research Letterhead]

                                                               December 27, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

      On behalf of State Street Research Securities Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the year ended October 31, 2002.

                                   Sincerely,


                                   /s/ Joseph Bonaceto
                                   --------------------------------
                                   Joseph Bonaceto

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM SE Dated December 27, 2002

Form N-SAR                          Year ended 10/31/02    811-8322
--------------------------------    -------------------    ---------------------
Report, Schedule or Statement of    Period of Report       SEC File No. of Form,
 Which the Documents Are a Part     (If Appropriate)       Schedule or Statement

State Street Research Securities Trust                     918572
--------------------------------------------------         ---------------------
(Exact Name of Registrant As Specified in Charter)         Registrant CIK Number


--------------------------------------------------------------------------------
Name of Person Other than the Registrant Filing the Form, Schedule or Statement


             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filings Made on Behalf of the Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on the 27th day of December, 2002.


                                    State Street Research Securities Trust
                                    --------------------------------------
                                           (Name of Registrant)


                                By: /s/ Edward T. Gallivan, Jr.
                                    --------------------------------------
                                                (Signature)


                                    Edward T. Gallivan, Jr.
                                    --------------------------------------
                                               (Print Name)


                                    Assistant Treasurer
                                    --------------------------------------
                                                  (Title)


B. Filings Made by Persons Other Than the Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


----------------    ------------------------------------------------------------
    (Date)                                (Signature)


                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                     State Street Research Securities Trust
                     --------------------------------------
                              (Name of Registrant)

                                    Form SF

                          Exhibit Index for Form N-SAR

Item 77.          B.  Accountant's Report on Internal Control

                  Q3. CEO/CFO Certification

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                       Report of Independent Accountants

To the Shareholders and Trustees of State Street Research Securities Trust:

      State Street Research Legacy Fund

In planning and performing our audit of the financial statements of the Trust for the year ended October 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2002.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 13, 2002

                                 N-SAR Exhibit
                                 Sub-item 77Q3

(a)(i) Not applicable.

(a)(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

(a)(iii) Certification

      I, Douglas A. Romich, certify that:

      1. I have reviewed this report on Form N-SAR of State Street Research Securities Trust;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and changes in net assets of the registrant as of, and for, the periods presented in this report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

            a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report was prepared;

            b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of the date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

            c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

      6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

      Date: December 26, 2002

                                        Douglas A, Romich
                                        Treasurer

                                 N-SAR Exhibit
                                 Sub-item 77Q3

(a)(i) Not applicable.

(a)(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

(a)(iii) Certification

      I, Richard S. Davis, certify that:

      1. I have reviewed this report on Form N-SAR of State Street Research Securities Trust;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and changes in net assets of the registrant as of, and for, the periods presented in this report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

            a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report was prepared;

            b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of the date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

            c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

      6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

      Date: December 26, 2002

                                        Richard S. Davis
                                        President